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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of Earliest Event Reported) - February 1, 2000

                                 ---------------

                                CAREMARK RX, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-27276               63-1151076
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)




           3000 Galleria Tower
               Suite 1000
           Birmingham, Alabama                                          35244
(Address of principal executive offices)                              (Zip Code)


                                 (205) 733-8996
              (Registrant's telephone number, including area code)


             (Former name or address, if changed since last report)



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Item 5.  Other Events.

         On March 1, 1995, the Board of Directors of the predecessor of Caremark Rx, Inc. (the "Company") declared a dividend, which was subsequently paid, of one preferred share purchase right (an "Original Right") for each outstanding share of common stock, par value $.001 per share (the "Common Shares"). The Original Rights were subsequently amended and, on February 1, 2000, the Original Rights were amended and restated in their entirety to represent a right (the "Rights") to purchase from the Company one one-hundredth of a share of Series C Junior Participating Preferred Stock of the Company, par value $.001 per share (the "Preferred Shares"), at a price of $52.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement"), including exhibits, between the Company and First Chicago Trust Company Bank of New York as Rights Agent (the "Rights Agent") which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not applicable
         (b)      Not applicable
         (c)      Exhibits

                  Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

                  4.1 Amended and Restated Rights Agreement, dated as of February 1, 2000 between Caremark Rx, Inc. and First Chicago Trust Company of New York.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CAREMARK RX, INC.

                                      By: /s/ Howard A. McLure
                                         --------------------------------
                                             Howard A. McLure
                                             Senior Vice President
                                             and Chief Accounting Officer


Dated: February 4, 2000



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                                  EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------

4.1 Amended and Restated Rights Agreement, dated as of February 1, 2000 between Caremark Rx, Inc. and First Chicago Trust Company of New York.